Exhibit 99.1

FOR IMMEDIATE RELEASE

PREMIER FINANCIAL CORP. ANNOUNCES RECORD

QUARTERLY EARNINGS FOR SECOND QUARTER 2020

Second Quarter 2020 Highlights

•	Net income of $29.1 million, or $30.7 million excluding merger-related expenses, compared to $12.2 million for 2019 second quarter

•	Earnings per share of $0.78, or $0.82 excluding merger-related expenses, compared to $0.61 for 2019 second quarter

•	Allowance to Loans ratio of 1.62%, or 1.76% excluding PPP loans

•	Loan growth of $343 million, or 6.7% quarterly growth

•	Deposit growth of $766 million, or 15.3% quarterly growth

•	Pre-tax pre-provision ROAA of 2.26%, or 2.38% excluding merger-related expenses, compared to 1.89% for 2019 second quarter

•	Efficiency ratio of 48.96%, or 46.26% excluding merger-related expenses, compared to 61.22% for 2019 second quarter

•	Quarterly dividend of $0.22 per share, up 15.8% from 2019 second quarter

DEFIANCE, OHIO (July 28, 2020) – Premier Financial Corp. (NASDAQ: PFC) (“Premier” or the “Company”) announced today second quarter results including solid core profitability and a 15.8% increase in its year-over-year dividend. On a GAAP basis, net income for the second quarter of 2020 was $29.1 million, or $0.78 per diluted common share, compared to income of $12.2 million, or $0.61 per diluted common share, for the second quarter of 2019. Net income for the six months ended June 30, 2020, was $6.6 million, or $0.19 per diluted common share, compared to $23.7 million, or $1.19 per diluted common share, for the six months ended June 30, 2019. The six months’ year-over-year comparison is substantially impacted by the acquisition of United Community Financial Corp. (“UCFC”) with the current year’s provision expense of $48.2 million, which included $25.9 million related to acquisition accounting for an after-tax cost of $20.5 million, or $0.59 per diluted common share. The first half of 2019 included a provision expense of $495,000, which had an after-tax cost of $391,000, or $0.02 per diluted common share, and no acquisition impact. Additionally, the current year’s six month results include the impact of $13.6 million of acquisition-related charges, which had an after-tax cost of $11.1 million, or $0.32 per diluted common share. Excluding the impact of the acquisition-related provision and charges, earnings for the first half of 2020 were $38.2 million, or $1.11 per diluted common share.

“Strong non-interest income performance and operating efficiency led to record quarterly results for the second quarter,” said Donald P. Hileman, CEO of Premier. “We are very pleased by our ability to generate solid profitability for our shareholders while supporting the communities we serve. We happily participated in the PPP program while also conducting loan deferrals for both commercial and retail customers to help them during this difficult and uncertain time.”

Integration update

As previously announced, on January 31, 2020, the Company completed the strategic merger of equals with UCFC under which UCFC merged into Premier in a stock-for-stock transaction. The year-over-year comparison of Company results is substantially impacted by the UCFC merger, with 2020 second quarter and year-to-date results including three and five months of operations from UCFC, respectively, compared to none for the comparable periods in 2019. In June, the Company launched its newly designed logo and brand identity for Premier Financial Corp. and Premier Bank. The new tagline “Powered by People” honors the longstanding commitment both organizations have to their customers, communities and employees. In July, Premier Bank successfully completed its core systems conversion. The integration of teams, systems and processes for the combined organization is occurring as expected.

“We achieved a significant milestone with the successful completion of our core systems conversion on July 13, 2020,” said Gary M. Small, President of Premier. “We are very proud of the hard work and dedication exhibited by the Premier team to help us accomplish our integration goals especially during a pandemic. It truly shows how we are ‘Powered by People’.”

Business Client Support Efforts

As a part of the CARES Act, the Small Business Administration (“SBA”) created the Paycheck Protection Program (“PPP”) to provide small businesses with loans as a direct incentive to keep their workers on the payroll. Premier Bank actively participated in the PPP program for clients and made 2,758 loans for a total of $434 million as of June 30, 2020. Total gross fees for these loans totaled $14.5 million. We recognized $823,000 as loan interest income during the second quarter.

Net interest income up compared to second quarter of 2019

Net interest income of $54.3 million in the second quarter of 2020 was up from $29.0 million in the second quarter of 2019. The increase over the prior year’s second quarter was attributable to organic growth and three months of income from UCFC compared to none in 2019. Net interest margin was 3.51% for the second quarter of 2020, down from 3.78% in the first quarter of 2020, and down from 4.03% in the second quarter of 2019. Yield on interest earning assets decreased to 4.04% in the second quarter of 2020, down 50 basis points from 4.54% in the first quarter of 2020. Total cost of funds decreased 26 basis points in the second quarter of 2020 to 0.55% from 0.81% in the first quarter of 2020 while the total cost of interest-bearing liabilities decreased 29 basis points to 0.72% from 1.01%. The 2020 second quarter results include the impact of acquisition marks and related accretion for the UCFC acquisition. Interest income includes $2.2 million of accretion and interest expense includes $1.5 million of accretion, which combined added 24 basis points of net interest margin. The second quarter results also include the impact of PPP loans. Interest income includes $1.6 million on average balances of $298.2 million, which reduced net interest margin by six basis points. Excluding the impact of acquisition marks and PPP loans, net interest margin would be 3.34% for the second quarter of 2020 compared to 3.68% for first quarter of 2020 excluding the impact of acquisition marks.

“We are pleased with the continued growth of net interest income despite the margin compression,” said Hileman. “The PPP loans drove loan growth in the quarter and represented a significant effort by the team. While the low-yielding nature of these assets reduce margin, we recognize the needs of our clients and communities and are glad to have been able to provide support through this program.”

Non-interest income up from second quarter of 2019

Premier’s non-interest income in the second quarter of 2020 was $23.0 million compared with $10.5 million in the second quarter of 2019. Results for the second quarter of 2020 included three months of income from UCFC compared to none in 2019.

Mortgage banking income increased to $9.9 million in the second quarter of 2020 from $2.1 million in the second quarter of 2019. Gains from the sale of mortgage loans increased to $11.5 million in the second quarter of 2020 from $1.8 million in the second quarter of 2019. Saleable originations were $305.7 million in the second quarter of 2020 compared to $66.4 million in the second quarter of 2019. Mortgage loan servicing revenue increased to $1.9 million in the second quarter of 2020 from $0.9 million in the second quarter of 2019. Amortization of mortgage servicing rights increased to $2.2 million in the second quarter of 2020 from $0.4 million in the second quarter of 2019. Premier had a negative change in the valuation adjustment in mortgage servicing assets of $1.4 million in the second quarter of 2020 compared with a negative adjustment of $0.2 million in the second quarter of 2019. The year-over-year change for the second quarter is primarily due to increased prepay speeds in the current down rate environment.

For the second quarter of 2020, service fees and other charges were $5.6 million, up from $3.3 million in the second quarter of 2019. Commissions from the sale of insurance products were $4.0 million, up from $3.6 million in the second quarter of 2019. Beginning with the second quarter of 2020, Premier began to report wealth management income, which represents trust income plus income for brokerage and financial advisory services that were previously reported in other non-interest income. Prior period amounts have been restated for consistency. Wealth management income was $1.8 million in the second quarter of 2020, up from $0.7 million in the second quarter of 2019.

“Each of our non-interest income business lines positively contributed to profitability and earnings,” said Hileman. “Mortgage banking was especially strong, including $11.5 million of gains on sale. These results helped emphasize the value of our diverse revenue sources and the ability to hedge against net interest margin compression.”

Non-interest expenses up from second quarter of 2019

Total non-interest expense was $38.0 million in the second quarter of 2020, or $35.9 million excluding $2.1 million of acquisition related charges, up from $24.2 million in the second quarter of 2019. Results for the second quarter of 2020 included three months of expenses from UCFC compared to none in 2019. Compensation and benefits increased to $19.6 million in the second quarter of 2020, compared to $14.4 million in the second quarter of 2019. Occupancy expense was $4.1 million in the second quarter of 2020, up from $2.3 million in the second quarter of 2019. Data processing cost was $3.8 million in the second quarter of 2020, up from $2.3 million in the second quarter of 2019. Amortization of intangibles was $1.8 million in the second quarter of 2020, up from $0.3 million in the second quarter of 2019. Other non-interest expense was $5.0 million in the second quarter of 2020, up from $4.3 million in the second quarter of 2019.

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Credit quality

Non-performing loans totaled $39.5 million at June 30, 2020, an increase from $32.6 million at March 31, 2020, and an increase from $15.3 million at June 30, 2019, due to the UCFC merger. In addition, Premier had $0.5 million of OREO at June 30, 2020, compared to none at June 30, 2019. Accruing troubled debt restructured loans were $7.9 million at June 30, 2020, compared with $10.3 million at June 30, 2019.

On January 1, 2020, Premier adopted the Current Expected Credit Loss model of accounting for credit losses. This new GAAP model, which replaces the former incurred loss model, requires entities to estimate credit losses over the life of an asset or off-balance sheet exposure. Beginning with the second quarter of 2020, Premier began to report total provision for credit losses inclusive of amounts related to off-balance sheet unfunded commitments, which were previously reported in other non-interest expenses. Prior period amounts have been restated for consistency.

The 2020 second quarter results include net loan recoveries of $828,000 and a total provision expense of $1.9 million compared with net loan recoveries of $488,000 and a total provision expense of $197,000 for the same period in 2019. The allowance for credit loss on loans as a percentage of total loans was 1.62% at June 30, 2020, or 1.76% excluding PPP loans, compared with 1.68% at March 31, 2020, and 1.10% at June 30, 2019. The year-over-year increase in the provision expense and allowance percentage is primarily attributable to the impact of the economic deterioration that began in the first quarter of 2020 as a result of the COVID-19 pandemic. As of June 30, 2020, Premier Bank had issued pandemic related deferrals for $740 million of commercial loans and $73 million of retail loans.

“We continued to build our reserves during this time of economic downturn,” said Paul D. Nungester, CFO of Premier. “Including the purchase accounting marks from the UCFC acquisition, our coverage ratio of allowance to loans is 2.05%, excluding PPP loans. Coupled with our solid capital levels, we believe this puts us in a positon of strength during the current uncertain credit cycle.”

Year-To-Date Results

For the six-month period ended June 30, 2020, net income totaled $6.6 million, or $0.19 per diluted common share, compared to $23.7 million, or $1.19 per diluted common share for the six months ended June 30, 2019. Results for the first half of 2020 included five months of income and expenses from UCFC compared to none in 2019. The year-over-year comparison is also substantially impacted by the current year’s provision expense of $48.2 million, which included $25.9 million related to acquisition accounting for an after-tax cost of $20.5 million, or $0.59 per diluted common share. The first half of 2019 included a provision expense of $495,000, which had an after-tax cost of $391,000, or $0.02 per diluted common share, and no acquisition impact. Additionally, the current year’s results include the impact of $13.6 million of acquisition-related charges, which had an after-tax cost of $11.1 million, or $0.32 per diluted common share. Excluding the impact of acquisition-related provision and charges, earnings for the first half of 2020 were $38.2 million, or $1.11 per diluted common share.

Net interest income was $99.8 million for the first six months of 2020 compared with $57.3 million in the first six months of 2019. Average interest-earning assets increased to $5.56 billion in the first six months of 2020 compared to $2.89 billion in the first six months of 2019. Net interest margin for the first six months of 2020 was 3.63%, down 40 basis points from the 4.03% margin reported in the six-month period ended June 30, 2019. The 2020 results include the impact of acquisition marks and related accretion for the UCFC acquisition. Interest income includes $2.5 million of accretion and interest expense includes $2.5 million of accretion, which combined added

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18 basis points of net interest margin. The second quarter results also include the impact of PPP loans. Interest income includes $1.6 million on average balances of $149.1 million, which reduced net interest margin by three basis points. Excluding the impact of acquisition marks and PPP loans, net interest margin was 3.48% for the first half of 2020.

Non-interest income for the first six months of 2020 was $37.0 million compared to $21.3 million during the same period of 2019. Service fees and other charges were $10.8 million for the first six months of 2020, up from $6.3 million during the same period of 2019. Mortgage banking income was $10.7 million for the first six months of 2020, up from $4.0 million during the same period of 2019. Insurance commissions were $9.2 million for the first six months of 2020 compared with $7.7 million for the same period of 2019. Wealth management income was $2.9 million for the first six months of 2020, up from $1.4 million during the same period of 2019.

Non-interest expense was $80.3 million for the first six months of 2020, or $66.7 million excluding acquisition-related charges, up from $49.1 million for the same period of 2019. Compensation and benefits expense was $37.2 million for the first six months of 2020 compared with $28.5 million during the same period of 2019. Expenses also included increases in occupancy of $3.3 million, data processing of $2.3 million and amortization of intangibles of $2.5 million.

Total assets at $7.01 billion

Total assets at June 30, 2020, were $7.01 billion compared to $6.54 billion at March 31, 2020, and $3.28 billion at June 30, 2019. Gross loans receivable (excluding loans held for sale) were $5.46 billion at June 30, 2020, compared to $5.11 billion at March 31, 2020, and $2.62 billion at June 30, 2019. At June 30, 2020, gross loans receivable grew $2.83 billion, or 108% from a year ago, including $2.30 billion from the UCFC merger and $533 million organically, including $434 million of PPP loans. Also, at June 30, 2020, goodwill and other intangible assets totaled $351.7 million compared to $353.1 million at March 31, 2020, and $102.4 million at June 30, 2019, with the increase attributable to the UCFC merger.

Total deposits at June 30, 2020, were $5.76 billion compared with $4.99 billion at March 31, 2020, and $2.68 billion at June 30, 2019. At June 30, 2020, total deposits grew $3.08 billion, or 115% from a year ago, including $2.08 billion from the UCFC merger and $997 million organically.

Total stockholders’ equity was $941.0 million at June 30, 2020, compared to $916.8 million at March 31, 2020, and $407.2 million at June 30, 2019. The increase in stockholders’ equity from the prior year was due to net earnings and the UCFC merger, offset partially by the Company’s repurchase of 430,000 common shares for $10.1 million during the first quarter of 2020. At June 30, 2020, 570,000 common shares remained available for repurchase under the Company’s existing repurchase program.

Dividend to be paid August 21

The Board of Directors declared a quarterly cash dividend of $0.22 per common share payable August 21, 2020, to shareholders of record at the close of business on August 14, 2020. The dividend represents an annual dividend of 5.42 percent based on the Premier common stock closing price on July 27, 2020. Premier has approximately 37,296,613 common shares outstanding.

Conference call

Premier Financial Corp. will host a conference call at 8:30 a.m. ET on Wednesday, July 29, 2020, to discuss the earnings results and business trends. The conference call may be accessed by calling 1-877-444-1726. Internet access to the call is also available (in listen-only mode) at the following

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URL: https://services.choruscall.com/links/pfc200729.html. The replay of the conference call will be available at www.PremierFinCorp.com until July 28, 2021, at 9:00 a.m. ET.

About Premier Financial Corp.

Premier Financial Corp. (NASDAQ: PFC), headquartered in Defiance, Ohio, is the holding company for Premier Bank and First Insurance Group. Premier Bank, headquartered in Youngstown, Ohio, operates 78 branches, 12 loan offices and 2 wealth offices in Ohio, Michigan, Indiana, Pennsylvania and West Virginia (West Virginia office operates as “Home Savings Bank”). First Insurance Group is a full-service insurance agency with ten offices in Ohio including James & Sons Insurance in Youngstown, Ohio. For more information, visit the company’s websites at PremierFinCorp.com.

Financial Statements and Highlights Follow-

Safe Harbor Statement

This news release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 B of the Securities Exchange Act of 1934, as amended. Those statements may include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts and plans of Premier Financial Corp. and its management, and specifically include statements regarding: changes in economic conditions; the nature, extent and timing of governmental actions and reforms; future movements of interest rates; the ability to benefit from a changing interest rate environment; the production levels of mortgage loan generation; the ability to continue to grow loans and deposits; the ability to sustain credit quality ratios at current or improved levels; continued strength in the market area for Premier Bank; the ability to sell real estate owned properties; and the ability to grow in existing and adjacent markets. These forward-looking statements involve numerous risks and uncertainties, including: impacts from the novel coronavirus (COVID-19) pandemic on our business, operations, customers and capital position; higher default rates on loans made to our customers related to COVID-19 and its impact on our customers’ operations and financial condition; the impact of COVID-19 on local, national and global economic conditions; unexpected changes in interest rates or disruptions in the mortgage market related to COVID-19 or responses to the health crisis; the effects of various governmental responses to the COVID-19 pandemic; those inherent in general and local banking, insurance and mortgage conditions; competitive factors specific to markets in which Premier Financial Corp. and its subsidiaries operate; future interest rate levels; legislative and regulatory decisions or capital market conditions; and other risks and uncertainties detailed from time to time in our Securities and Exchange Commission (SEC) filings, including in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. One or more of these factors have affected or could in the future affect Premier’s business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurances that the forward-looking statements included in this news release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Premier or any other persons, that our objectives and plans will be achieved. All forward-looking statements made in this news release are based on information presently available to the management of Premier and speak only as of the date on which they are made. We assume no obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law. As required by U.S. GAAP, Premier will evaluate the impact of subsequent events through the issuance date of its June 30, 2020, consolidated financial statements as part of its Quarterly Report on Form 10-Q to be filed with the SEC. Accordingly, subsequent events could occur that may cause Premier to update its critical accounting estimates and to revise its financial information from that which is contained in this news release.

Non-GAAP Reporting Measures

We believe that net income, as defined by U.S. GAAP, is the most appropriate earnings measurement. However, we consider core net income and core pre-tax pre-provision income to be useful supplemental measures of our operating performance. We define core net income as net income excluding the after-tax impact of acquisition related charges. We define core pre-tax pre-provision income as pre-tax pre-provision income excluding the pre-tax impact of acquisition related charges. We believe that these metrics are useful supplemental measures of operating performance because investors and equity analysts may use these measures to compare the operating performance of the Company between periods or as compared to other financial institutions or other companies on a consistent basis without having to account for one-time acquisition related charges. Our supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and ratings agencies in the valuation, comparison, rating and investment recommendations of companies. Our management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, they are utilized by the Board of Directors to evaluate management. The supplemental reporting measures do not represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by us, may not be comparable to similarly entitled items reported by other financial institutions or other companies. Please see the exhibits for reconciliations of our supplemental reporting measures.

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Consolidated Balance Sheets (Unaudited)

Premier Financial Corp.

(in thousands)	June 30, 2020	December 31, 2019
Assets
Cash and cash equivalents
Cash and amounts due from depository institutions	$78,213	$46,254
Interest-bearing deposits	114,468	85,000

	192,681	131,254
Securities available-for sale, carried at fair value	567,527	283,448
Loans	5,457,238	2,777,564
Allowance for credit losses - loans	(88,555)	(31,243)

Loans, net	5,368,683	2,746,321
Loans held for sale	160,467	18,008
Mortgage servicing rights	14,646	10,267
Accrued interest receivable	23,694	10,244
Federal Home Loan Bank stock	45,955	11,915
Bank Owned Life Insurance	143,097	75,544
Office properties and equipment	59,533	39,563
Real estate and other assets held for sale	573	100
Goodwill	317,948	100,069
Core deposit and other intangibles	33,731	3,772
Other assets	85,276	38,487

Total Assets	$7,013,811	$3,468,992

Liabilities and Stockholders’ Equity
Non-interest-bearing deposits	$1,454,842	$630,359
Interest-bearing deposits	4,305,001	2,239,966

Total deposits	5,759,843	2,870,325
Advances from FHLB and PPPLF	139,327	85,063
Notes payable and other interest-bearing liabilities	6,948	2,999
Subordinated debentures	36,083	36,083
Advance payments by borrowers for tax and insurance	31,470	5,491
Reserve for credit losses - unfunded commitments	6,819	571
Other liabilities	92,353	42,293

Total Liabilities	6,072,843	3,042,825
Stockholders’ Equity
Preferred stock	—	—
Common stock, net	306	127
Additional paid-in-capital	688,574	161,955
Accumulated other comprehensive income (loss)	14,564	4,595
Retained earnings	316,321	329,175
Treasury stock, at cost	(78,797)	(69,685)

Total stockholders’ equity	940,968	426,167

Total Liabilities and Stockholders’ Equity	$7,013,811	$3,468,992

Consolidated Statements of Income (Unaudited)

Premier Financial Corp.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2020	2019	2020	2019
Interest Income:
Loans	$58,796	$32,660	$110,256	$63,874
Investment securities	2,923	2,138	5,641	4,343
Interest-bearing deposits	79	260	309	545
FHLB stock dividends	651	183	766	398

Total interest income	62,449	35,241	116,972	69,160
Interest Expense:
Deposits	7,435	5,581	15,206	10,586
FHLB advances and other	516	304	1,523	580
Subordinated debentures	179	350	452	714
Notes Payable	15	17	24	21

Total interest expense	8,145	6,252	17,205	11,901

Net interest income	54,304	28,989	99,767	57,259
Provision for credit losses - loans	1,868	282	45,655	494
Provision (benefit) for credit losses - unfunded commitments	1,107	(85)	2,565	1

Total provision for credit losses	2,975	197	48,220	495

Net interest income after provision for loan losses	51,329	28,792	51,547	56,764
Non-interest Income:
Service fees and other charges	5,614	3,301	10,797	6,308
Mortgage banking income	9,868	2,137	10,716	3,978
Gain on sale of non-mortgage loans	—	21	234	110
Gain (loss) on sale of securities	(2)	—	(2)	—
Insurance commissions	4,005	3,616	9,160	7,731
Wealth management income	1,802	660	2,893	1,358
Income from Bank Owned Life Insurance	838	527	1,619	919
Other non-interest income	890	224	1,597	895

Total Non-interest Income	23,015	10,486	37,014	21,299
Non-interest Expense:
Compensation and benefits	19,575	14,398	37,160	28,483
Occupancy	4,128	2,304	7,859	4,545
FDIC insurance premium	411	258	903	531
Financial institutions tax	1,116	556	1,950	1,112
Data processing	3,805	2,267	6,845	4,564
Amortization of intangibles	1,809	276	3,054	575
Acquisition related charges	2,099	—	13,585	—
Other non-interest expense	5,041	4,261	8,937	9,290

Total Non-interest Expense	37,984	24,320	80,293	49,100

Income before income taxes	36,360	14,958	8,268	28,963
Income tax expense	7,303	2,759	1,693	5,282

Net Income	$29,057	$12,199	$6,575	$23,681

Earnings per common share:
Basic	$0.78	$0.62	$0.19	$1.19
Diluted	$0.78	$0.61	$0.19	$1.19

Average Shares Outstanding:
Basic	37,290	19,780	34,484	19,897
Diluted	37,324	19,860	34,545	19,976

Financial Summary and Comparison (Unaudited)

Premier Financial Corp.

	Three Months Ended June 30,			Six Months Ended June 30,
(dollars in thousands, except per share data)	2020	2019	% change	2020	2019	% change
Summary of Operations

Tax-equivalent interest income (2)	$62,705	$35,490	76.7%	$117,480	$69,656	68.7%
Interest expense	8,145	6,252	30.3	17,205	11,901	44.6
Tax-equivalent net interest income (2)	54,560	29,238	86.6	100,275	57,755	73.6
Provision for credit losses	2,975	282	955.0	48,220	494	9,661.1
Core provision for credit losses (4)	2,975	197	1,410.2	22,270	495	4,399.0
Investment securities gains (losses)	(2)	—	NM	(2)	—	NM
Non-interest income (excluding securities gains/losses)	23,017	10,486	119.5	37,016	21,299	73.8
Non-interest expense	37,984	24,235	56.7	80,293	49,100	63.5
Core non-interest expense (4)	35,885	24,320	47.6	66,709	49,100	35.9
Income tax expense	7,303	2,759	164.7	1,693	5,282	(67.9)
Net income	29,057	12,199	138.2	6,575	23,681	(72.2)
Core net income (4)	30,715	12,199	151.8	38,185	23,681	61.2
Tax equivalent adjustment (2)	256	249	2.8	508	496	2.4

At Period End
Assets	7,013,811	3,277,552	114.0
Earning assets	6,345,655	2,980,243	112.9
Loans	5,457,238	2,624,219	108.0
Allowance for credit losses - loans	88,555	28,934	206.1
Deposits	5,759,843	2,680,637	114.9
Stockholders’ equity	940,968	407,216	131.1

Average Balances
Assets	7,005,783	3,223,997	117.3	6,185,668	3,203,504	93.1
Earning assets	6,247,037	2,912,278	114.5	5,559,542	2,892,695	92.2
Loans	5,389,805	2,561,341	110.4	4,862,410	2,539,312	91.5
Deposits and interest-bearing liabilities	5,963,127	2,781,216	114.4	5,232,503	2,761,921	89.5
Deposits	5,490,986	2,678,060	105.0	4,872,267	2,660,109	83.2
Stockholders’ equity	932,793	398,612	134.0	858,894	396,875	116.4
Stockholders’ equity / assets	13.31%	12.36%	7.7	13.89%	12.39%	12.1

Per Common Share Data
Net Income (Loss)
Basic	$0.78	$0.62	25.8	$0.19	$1.19	(84.0)
Diluted	0.78	0.61	27.9	0.19	1.19	(84.0)
Core diluted (4)	0.82	0.61	34.4	$1.06	$1.19	(10.9)
Dividends	0.22	0.19	15.8	0.44	0.38	15.8
Market Value:
High	$20.11	$30.44	(33.9)	$31.95	$31.30	2.1
Low	12.95	26.59	(51.3)	11.50	24.12	(52.3)
Close	17.67	28.57	(38.2)	17.67	28.57	(38.2)
Common Book Value	25.23	20.65	22.2	25.23	20.65	22.2
Tangible Common Book Value (1)	15.80	15.46	2.2	15.80	15.46	2.2
Shares outstanding, end of period (000s)	37,296	19,723	89.1	37,296	19,723	89.1

Performance Ratios (annualized)
Tax-equivalent net interest margin (2)	3.51%	4.03%	(12.9)	3.63%	4.03%	(10.0)
Return on average assets	1.67%	1.52%	9.7	0.21%	1.49%	(85.7)
Core return on average assets (4)	1.76%	1.52%	16.2	1.24%	1.49%	(16.7)
Return on average equity	12.53%	12.28%	2.0	1.54%	12.03%	(87.2)
Core return on average equity (4)	13.24%	12.28%	7.9	8.94%	12.03%	(25.7)
Efficiency ratio (3)	48.96%	61.01%	(19.7)	58.48%	62.11%	(5.8)
Core efficiency ratio (4)	46.26%	61.22%	(24.4)	48.59%	62.11%	(21.8)
Effective tax rate	20.09%	18.44%	8.9	20.48%	18.24%	12.3
Dividend payout ratio (core)	26.83%	30.65%	(12.5)	41.51%	31.93%	30.0

Note: 2020 current quarter and year-to-date results include three and five months of operations from UCFC, respectively, compared to none for comparable periods in 2019.

(1)	Tangible common book value = total stockholders' equity less the sum of goodwill, core deposit and other intangibles, and preferred stock divided by shares outstanding at the end of the period.
(2)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 21%.
(3)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains or losses, net.
(4)	Core items exclude the impact of acquisition related provision ("CECL double-dip") and other charges. See non-GAAP reconciliations. NM Percentage change not meaningful

Premier Financial Corp.

(dollars in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
Mortgage Banking	2020		2019	2020	2019
Revenue from sales and servicing of mortgage loans:
Gain from sale of mortgage loans	$11,530		$1,775	$16,432	$3,076
Mortgage loan servicing revenue (expense):
Mortgage loan servicing revenue	1,888		943	3,482	1,882
Amortization of mortgage servicing rights	(2,181)		(391)	(3,344)	(677)
Mortgage servicing rights valuation adjustments	(1,369)		(190)	(5,854)	(303)

	(1,662)		362	(5,716)	902

Total revenue from sale and servicing of mortgage loans	$9,868		$2,137	$10,716	$3,978

Mortgage servicing rights:
Balance at beginning of period	$20,761		$10,411	$10,801	$10,419
Loans sold, servicing retained	2,454		438	3,830	716
Mortgage servicing rights acquired	—		—	9,747	—
Amortization	(2,181)		(391)	(3,344)	(677)

Carrying value before valuation allowance at end of period	21,034		10,458	21,034	10,458
Valuation allowance:
Balance at beginning of period	(5,019)		(413)	(534)	(300)
Impairment recovery (charges)	(1,369)		(190)	(5,854)	(303)

Balance at end of period	(6,388)		(603)	(6,388)	(603)

Net carrying value at end of period	$14,646		$9,855	$14,646	$9,855

Goodwill and Purchase Price Accounting
Deal Value:
Shares issued (000s)	17,926
1/31/20 Price	$29.39

Stock value	526,850
Fair value of options exchanged	461
Cash in lieu of fractional shares	132

Total value	$527,443

Allocation:
Cash and cash equivalents	$52,580
Securities available-for sale	262,753	(1)
Net loans, including loans held for sale and allowance	2,340,701	(2)
Federal Home Loan Bank stock	12,753
Office properties and equipment	20,253	(3)
Core deposit and other intangibles	33,014	(4)
Bank Owned Life Insurance	65,934
Mortgage servicing rights	9,747	(5)
Other assets	35,423
Non-interest-bearing deposits	(430,921)
Interest-bearing deposits	(1,651,669	) (6)
Advances from Federal Home Loan Bank	(381,000)
Other liabilities	(60,004)

Net assets	309,564
Goodwill	217,879

Total value	$527,443

Note: 2020 current quarter and year-to-date results include three and five months of operations from UCFC, respectively, compared to none for comparable periods in 2019.

(1)	Includes $13.8 million of accumulated losses to be amortized against interest income over ~7 years.
(2)

Includes $27.2 million non-PCD credit mark down to be accreted into interest income over ~5 years, $8.8 million total rate mark up to be amortized against interest income over ~5 years, $19.1 million elimination of allowance and $7.7 million PCD credit mark addition to allowance.

(3)	Includes $2.1 million mark down that reduces future depreciation.
(4)

Includes $29.3 million of core deposit intangible to be amortized to expense using sum-of-the-years digits over 10 years and $3.7 million of insurance/trust/wealth intangibles to be amortized to expense over ~10 years.

(5)	Includes $3.0 million mark up to be amortized against mortgage banking income over ~8.5 years.
(6)	Includes $7.1 million rate mark up on time-based deposits to be accreted against interest expense over ~2 years based on maturities.

Yield Analysis

Premier Financial Corp.

	Three Months Ended June 30,
	(dollars in thousands)
	2020				2019
	Average		Yield		Average		Yield
	Balance	Interest(1)	Rate(2)		Balance	Interest(1)	Rate(2)
Interest-earning assets:
Loans receivable	$5,389,805	$58,819	4.39%		$2,561,341	$32,683	5.12%
Securities	523,360	3,156	2.43	%(3)	296,926	2,364	3.19	%(3)
Interest Bearing Deposits	260,586	79	0.12%		41,934	260	2.49%
FHLB stock	73,286	651	3.57%		12,077	183	6.08%

Total interest-earning assets	6,247,037	62,705	4.04%		2,912,278	35,490	4.89%
Non-interest-earning assets	758,746				311,719

Total assets	$7,005,783				$3,223,997

Deposits and Interest-bearing liabilities:
Interest bearing deposits	$4,144,699	$7,435	0.72%		$2,093,751	$5,581	1.07%
FHLB advances and other	420,784	516	0.49%		62,466	304	1.95%
Subordinated debentures	36,083	179	2.00%		36,083	350	3.89%
Notes payable	15,274	15	0.39%		4,607	17	1.48%

Total interest-bearing liabilities	4,616,840	8,145	0.71%		2,196,907	6,252	1.14%
Non-interest bearing deposits	1,346,287	—	—		584,309	—	—

Total including non-interest-bearing deposits	5,963,127	8,145	0.55%		2,781,216	6,252	0.90%
Other non-interest-bearing liabilities	109,863				44,169

Total liabilities	6,072,990				2,825,385
Stockholders' equity	932,793				398,612

Total liabilities and stockholders' equity	$7,005,783				$3,223,997

Net interest income; interest rate spread		$54,560	3.33%			$29,238	3.75%

Net interest margin (4)			3.51%				4.03%

Average interest-earning assets to average interest bearing liabilities			135%				133%

	Six Months Ended June 30,
	2020				2019
	Average		Yield		Average		Yield
	Balance	Interest(1)	Rate(2)		Balance	Interest(1)	Rate(2)
Interest-earning assets:
Loans receivable	$4,862,410	$110,304	4.55%		$2,539,312	$63,921	5.08%
Securities	482,839	6,100	2.54	%(3)	297,261	4,792	3.25	%(3)
Interest Bearing Deposits	164,662	309	0.38%		43,343	545	2.54%
FHLB stock	49,631	766	3.10%		12,779	398	6.28%

Total interest-earning assets	5,559,542	117,479	4.24%		2,892,695	69,656	4.86%
Non-interest-earning assets	626,126				310,809

Total assets	$6,185,668				$3,203,504

Deposits and Interest-bearing liabilities:
Interest bearing deposits	$3,750,226	$15,206	0.81%		$2,077,387	$10,586	1.03%
FHLB advances and other	315,337	1,523	0.97%		60,710	580	1.93%
Subordinated debentures	36,083	452	2.51%		36,083	714	3.99%
Notes payable	8,816	24	0.55%		5,019	21	0.84%

Total interest-bearing liabilities	4,110,462	17,205	0.84%		2,179,199	11,901	1.10%
Non-interest bearing deposits	1,122,041	—	—		582,722	—	—

Total including non-interest-bearing deposits	5,232,503	17,205	0.66%		2,761,921	11,901	0.87%
Other non-interest-bearing liabilities	94,271				44,708

Total liabilities	5,326,774				2,806,629
Stockholders' equity	858,894				396,875

Total liabilities and stockholders' equity	$6,185,668				$3,203,504

Net interest income; interest rate spread		$100,274	3.40%			$57,755	3.76%

Net interest margin (4)			3.63%				4.03%

Average interest-earning assets to average interest bearing liabilities			135%				133%

Note: 2020 current quarter and year-to-date results include three and five months of operations from UCFC, respectively, compared to none for comparable periods in 2019.

(1)

Interest on certain tax exempt loans and securities is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 21%.

(2)	Annualized.
(3)	Securities yield = annualized interest income divided by the average balance of securities, excluding average unrealized gains/losses.
(4)	Net interest margin is tax equivalent net interest income divided by average interest-earning assets.

Selected Quarterly Information

Premier Financial Corp.

(dollars in thousands, except per share data)	2nd Qtr 2020	1st Qtr 2020	4th Qtr 2019	3rd Qtr 2019	2nd Qtr 2019
Summary of Operations
Tax-equivalent interest income (1)	$62,705	$54,773	$36,473	$35,922	$35,490
Interest expense	8,145	9,059	6,743	6,791	6,252
Tax-equivalent net interest income (1)	54,560	45,714	29,730	29,131	29,238
Provision for credit losses	2,975	45,244	1,123	1,266	197
Core provision for credit losses (3)	2,975	19,295	1,123	1,266	197
Investment securities gains (losses)	(2)	—	13	11	—
Non-interest income (excluding securities gains/losses)	23,017	13,999	11,803	11,831	10,486
Non-interest expense	37,984	42,310	24,721	23,264	24,320
Core non-interest expense (3)	35,885	30,824	23,839	22,724	24,320
Income tax expense (benefit)	7,303	(5,610)	2,953	3,033	2,759
Net income (loss)	29,057	(22,482)	12,517	13,171	12,199
Core net income (3)	30,715	7,470	13,214	13,598	12,199
Tax equivalent adjustment (1)	256	251	232	239	249

At Period End
Total assets	$7,013,811	$6,538,942	$3,468,992	$3,350,724	$3,277,552
Earning assets	6,345,655	5,889,186	3,175,935	3,045,659	2,980,243
Loans	5,457,238	5,113,917	2,777,564	2,665,300	2,624,219
Allowance for loan losses	88,555	85,859	31,243	30,250	28,934
Deposits	5,759,843	4,994,148	2,870,325	2,760,615	2,680,637
Stockholders’ equity	940,968	916,843	426,167	418,046	407,216
Stockholders’ equity / assets	13.42%	14.02%	12.29%	12.48%	12.42%
Goodwill	317,948	317,520	100,069	100,069	98,569

Average Balances
Total assets	$7,005,783	$5,357,598	$3,425,097	$3,303,013	$3,223,997
Earning assets	6,247,037	4,862,532	3,107,224	2,985,498	2,912,278
Loans	5,389,805	4,317,857	2,688,519	2,624,314	2,561,341
Deposits and interest-bearing liabilities	5,963,127	4,488,003	2,954,049	2,843,079	2,781,216
Deposits	5,490,986	4,240,053	2,830,043	2,718,632	2,678,060
Stockholders’ equity	932,793	787,519	420,352	411,041	398,612
Stockholders’ equity / assets	13.31%	14.70%	12.27%	12.44%	12.36%

Per Common Share Data
Net Income (Loss):
Basic	$0.78	$(0.71)	$0.63	$0.67	$0.62
Diluted	0.78	(0.71)	0.63	0.66	0.61
Core diluted (3)	0.82	0.24	0.66	0.68	0.61
Dividends	0.22	0.22	0.22	0.19	0.19
Market Value:
High	$20.11	$32.05	$32.39	$29.44	$30.44
Low	12.95	10.98	27.77	25.50	26.59
Close	17.67	14.74	31.32	28.97	28.57
Common Book Value	25.23	24.58	21.60	21.19	20.65
Shares outstanding, end of period (000s)	37,296	37,288	19,730	19,729	19,723

Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.51%	3.78%	3.80%	3.88%	4.03%
Return on average assets	1.67%	-1.69%	1.45%	1.58%	1.52%
Core return on average assets (3)	1.76%	0.56%	1.53%	1.63%	1.52%
Return on average equity	12.53%	-11.48%	11.81%	12.71%	12.28%
Core return on average equity (3)	13.24%	3.82%	12.47%	13.12%	12.28%
Efficiency ratio (2)	48.96%	70.86%	59.52%	56.79%	61.22%
Core efficiency ratio (3)	46.26%	51.62%	57.40%	55.48%	61.22%
Effective tax rate	20.09%	19.97%	19.09%	18.72%	18.44%
Common dividend payout ratio (core)	26.83%	91.67%	34.92%	28.36%	30.65%

Note: 2020 current quarter and year-to-date results include three and five months of operations from UCFC, respectively, compared to none for comparable periods in 2019.

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 21%.
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains or losses, net.
(3)	Core items exclude the impact of acquisition related provision ("CECL double-dip") and other charges. See non-GAAP reconciliations.

Selected Quarterly Information

Premier Financial Corp.

(dollars in thousands, except per share data)	2nd Qtr 2020	1st Qtr 2020	4th Qtr 2019	3rd Qtr 2019	2nd Qtr 2019
Loan Portfolio Composition
One to four family residential real estate	$1,226,106	$1,265,901	$324,773	$330,369	$322,123
Construction	509,548	521,442	305,305	308,061	335,847
Commercial real estate	2,266,189	2,200,266	1,506,026	1,430,919	1,411,463
Commercial	1,244,549	897,865	578,071	537,806	530,528
Consumer finance	146,139	137,679	37,649	36,644	35,350
Home equity and improvement	290,459	301,146	122,864	123,871	125,860

Total loans	5,682,990	5,324,299	2,874,688	2,767,670	2,761,171
Less:
Undisbursed loan funds	221,137	206,236	94,865	100,260	134,794
Deferred loan origination fees	4,615	4,146	2,259	2,110	2,158
Allowance for credit losses - loans	88,555	85,859	31,243	30,250	28,934

Net Loans	$5,368,683	$5,028,058	$2,746,321	$2,635,050	$2,595,285

Allowance for credit losses - loans
Beginning allowance	$85,859	$31,243	$30,250	$28,934	$28,164
CECL adoption	—	2,354	—	—	—
Acquisition related allowance/provision (non PCD)	—	25,949	—	—	—
Acquisition related allowance/goodwill (PCD)	—	7,698	—	—	—
Provision for credit losses - loans	1,868	17,837	1,084	1,327	282
Net recoveries (charge-offs)	828	778	(91)	(11)	488

Ending allowance	$88,555	$85,859	$31,243	$30,250	$28,934

Credit Quality
Total non-performing loans (1)	$39,470	$32,593	$13,437	$14,677	$15,334
Real estate owned (REO)	573	548	100	—	—

Total non-performing assets (2)	$40,043	$33,141	$13,559	$14,677	$15,334

Net charge-offs (recoveries)	(828)	(778)	91	11	(488)
Restructured loans, accruing (3)	7,916	7,474	8,427	10,334	10,308
Allowance for credit losses - loans / loans	1.62%	1.68%	1.12%	1.13%	1.10%
Allowance for credit losses - loans / non-performing assets	221.15%	259.07%	230.42%	206.10%	188.69%
Allowance for credit losses - loans / non-performing loans	224.36%	263.43%	232.51%	206.10%	188.69%
Non-performing assets / loans plus REO	0.73%	0.65%	0.49%	0.55%	0.58%
Non-performing assets / total assets	0.57%	0.51%	0.39%	0.44%	0.47%
Net charge-offs / average loans (annualized)	-0.06%	-0.07%	0.01%	0.00%	-0.08%

Deposit Balances
Non-interest-bearing demand deposits	$1,454,842	$1,041,315	$630,359	$604,129	$584,735
Interest-bearing demand deposits and money market	2,361,486	2,069,723	1,198,012	1,124,208	1,088,694
Savings deposits	671,650	606,508	303,166	294,594	304,051
Retail time deposits less than $250,000	1,078,758	1,091,038	631,253	634,737	610,345
Retail time deposits greater than $250,000	193,107	185,564	107,535	102,947	92,812

Total deposits	$5,759,843	$4,994,148	$2,870,325	$2,760,615	$2,680,637

(1)	Non-performing loans consist of non-accrual loans.
(2)	Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.
(3)	Accruing restructured loans are loans with known credit problems that are not contractually past due and therefore are not included in non-performing loans.

Loan Delinquency Information

Premier Financial Corp.

(dollars in thousands)	Total Balance	Current	30 to 89 days past due	% of Total	Non Accrual Loans	% of Total

June 30, 2020
One to four family residential real estate	$1,226,106	$1,213,482	$6,056	0.5%	$6,568	0.5%
Construction	509,548	509,548	—	0.0%	—	0.0%
Commercial real estate	2,266,189	2,244,412	1,040	0.0%	20,737	0.9%
Commercial	1,244,549	1,233,703	680	0.1%	10,166	0.8%
Consumer finance	146,139	144,555	988	0.7%	596	0.4%
Home equity and improvement	290,459	285,858	2,237	0.8%	2,364	0.8%

Total loans	$5,682,990	$5,631,558	$11,001	0.2%	$40,431	0.7%

March 31, 2020
One to four family residential real estate	$1,265,901	$1,253,304	$5,890	0.5%	$6,707	0.5%
Construction	521,442	521,442	—	0.0%	—	0.0%
Commercial real estate	2,200,266	2,180,660	220	0.0%	19,386	0.9%
Commercial	897,865	893,605	299	0.0%	3,961	0.4%
Consumer finance	137,679	135,727	712	0.5%	1,240	0.9%
Home equity and improvement	301,146	296,330	3,517	1.2%	1,299	0.4%

Total loans	$5,324,299	$5,281,068	$10,638	0.2%	$32,593	0.6%

June 30, 2019
One to four family residential real estate	$322,123	$317,671	$1,258	0.4%	$3,194	1.0%
Construction	335,847	335,847	—	0.0%	—	0.0%
Commercial real estate	1,411,463	1,403,096	134	0.0%	8,233	0.6%
Commercial	530,528	527,023	168	0.0%	3,337	0.6%
Consumer finance	35,350	35,099	231	0.7%	20	0.1%
Home equity and improvement	125,860	124,215	1,095	0.9%	550	0.4%

Total loans	$2,761,171	$2,742,951	$2,886	0.1%	$15,334	0.6%

Non-GAAP Reconciliations

Premier Financial Corp.

(In thousands, except per share and ratio data)	2nd Qtr 2020	1st Qtr 2020	4th Qtr 2019	3rd Qtr 2019	2nd Qtr 2019	1st Qtr 2019
Acquisition related charges (pre-tax)	$2,099	$11,486	$882	$540	$—	$—
Less: Tax benefit of acquisition related charges	441	2,034	185	113	—	—

Acquisition related charges (after-tax)	$1,658	$9,452	$697	$427	$—	$—

Total non-interest expenses	$37,984	$42,310	$24,721	$23,264	$24,320	$24,780
Less: Acquisition related charges (pre-tax)	2,099	11,486	882	540	—	—

Core non-interest expenses	$35,885	$30,824	$23,839	$22,724	$24,320	$24,780

Acquisition related provision (pre-tax)	$—	$25,949	$—	$—	$—	$—
Less: Tax benefit of acquisition related provision	—	5,449	—	—	—	—

Acquisition related provision (after-tax)	$—	$20,500	$—	$—	$—	$—

Provision for credit losses	$2,975	$45,244	$1,123	$1,266	$197	$298
Less: Acquisition related provision (pre-tax)	—	25,949	—	—	—	—

Core provision for credit losses	$2,975	$19,295	$1,123	$1,266	$197	$298

Tax-equivalent net interest income	$54,560	$45,714	$29,730	$29,131	$29,238	$28,517
Non-interest income (excluding securities gains/losses)	23,017	13,999	11,803	11,831	10,486	10,813

Total revenues	77,577	59,713	41,533	40,962	39,724	39,330
Core non-interest expenses	$35,885	$30,824	$23,839	$22,724	$24,320	$24,780

Core efficiency ratio	46.26%	51.62%	57.40%	55.48%	61.22%	63.01%

Income (loss) before income taxes	$36,360	$(28,092)	$15,470	$16,204	$14,958	$14,005
Add: Provision for credit losses	2,975	45,244	1,123	1,266	197	298

Pre-tax pre-provision income	39,335	17,152	16,593	17,470	15,155	14,303
Add: Acquisition related charges (pre-tax)	2,099	11,486	882	540	—	—

Core pre-tax pre-provision income	$41,434	$28,638	$17,475	$18,010	$15,155	$14,303
Average total assets	$7,005,783	$5,357,598	$3,425,097	$3,303,013	$3,223,997	$3,183,012
Core pre-tax pre-provision return on average assets	2.38%	2.15%	2.02%	2.16%	1.89%	1.82%

Net income (loss)	$29,057	$(22,482)	$12,517	$13,171	$12,199	$11,482
Add: Acquisition related provision (after-tax)	—	20,500	—	—	—	—
Add: Acquisition related charges (after-tax)	1,658	9,452	697	427	—	—

Core net income	$30,715	$7,470	$13,214	$13,598	$12,199	$11,482

Diluted shares - Reported	37,324	31,642	19,895	19,875	19,860	20,095
Add: Dilutive shares for core net income	—	121	—	—	—	—

Diluted shares - Core	37,324	31,763	19,895	19,875	19,860	20,095

Core diluted EPS	$0.82	$0.24	$0.66	$0.68	$0.61	$0.57

Average total assets	$7,005,783	$5,357,598	$3,425,097	$3,303,013	$3,223,997	$3,183,012
Core return on average assets	1.76%	0.56%	1.53%	1.63%	1.52%	1.46%

Average total equity	$932,793	$787,519	$420,352	$411,041	$398,612	$395,138
Core return on average equity	13.24%	3.82%	12.47%	13.12%	12.28%	11.78%

Note: 2020 current quarter and year-to-date results include three and five months of operations from UCFC, respectively, compared to none for comparable periods in 2019.